SCHEDULE 14A
                (Rule 14a-101)

   INFORMATION REQUIRED IN PROXY STATEMENT
        SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the
   Securities Exchange Act of 1934 (Amendment No.   )

Filed by the registrant [x]

Filed by a party other than the registrant [  ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or
     Rule 14a-12


Strategia Corporation
(Name of Registrant as Specified in Its Charter)


Strategia Corporation
(Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):
  [x]  No fee required

  (1) Title of each class of securities to which transactions applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price of other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:
  (2)  Form, schedule or registration statement no.:
  (3)  Filing party:
  (4)  Date filed:




STRATEGIA CORPORATION

Notice of Annual Meeting of Shareholders
To Be Held September 16, 1998


     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareholders of Strategia Corporation (the "Corporation"), will be held at the Corporation's offices at 10301 Linn
Station Road, Louisville, Kentucky, on Wednesday,
September 16, 1998, at 10:00 a.m., local time, for the purposes of:

  (1)  Electing four directors.

  (2) Transacting such other business as may properly be brought before the meeting or any adjournments thereof.

     All shareholders are cordially invited to attend the meeting, but whether or not you expect to attend the meeting in person, please sign and date the enclosed proxy form and return it promptly so that your shares may be voted.

                  By Order of the Board of Directors

                           Richard W. Smith
                           President


Louisville, Kentucky
August 25, 1998





  YOUR VOTE IS IMPORTANT

  Please date, sign and promptly return the enclosed proxy card in the accompanying postage paid envelope.



  STRATEGIA CORPORATION
  6040 Dutchmans Lane, Suite 400
  Louisville, Kentucky  40205



PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD SEPTEMBER 16, 1998



     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Strategia Corporation (the "Corporation"), a Kentucky corporation, of the accompanying proxy card for use at the Annual Meeting of Shareholders to be held on September 16, 1998, and at any adjourned meeting thereof (the "Annual Meeting").

     The close of business on July 10, 1998, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting
(the "Record Date"). On the Record Date, the Corporation had 4,667,677 shares of Common Stock outstanding. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the Annual Meeting.

     This Proxy Statement and enclosed proxy card are first being sent or given to shareholders on or about
August 25, 1998.

          ACTION TO BE TAKEN BY PROXIES

     When the enclosed proxy card is properly executed and returned in the envelope provided, the shares represented by the proxy card will be voted at the Annual Meeting in accordance with the shareholder's instructions.
If no instructions are specified, such shares will be voted in favor of management's nominees to the Board of Directors and in management's discretion on such other matters as may be properly brought before the Annual Meeting.

     Each shareholder has one vote per share on all matters coming before the Annual Meeting, but in the election of directors, each shareholder may vote in the aggregate the number of shares held by him on the Record Date multiplied by the number of directors to be elected at the election.
A shareholder may cast all his votes for one nominee, or he may distribute his votes among as many nominees as he chooses. The Board of Directors is soliciting discretionary authority for the proxy holders to cumulate votes in this fashion.

     A shareholder may revoke a proxy card at any time before its exercise by filing a written notice of revocation or a duly executed proxy card bearing a later date with the Secretary of the Corporation. The powers of proxy holders will be suspended if the person executing the proxy card attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute a revocation of the proxy appointment.


          PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as of July 10, 1998 with respect to the shares of Common Stock owned (i) by each person known to the Corporation to own beneficially more than 5% of the outstanding shares of Common Stock (ii) by each of the Corporation's directors and executive officers, and (iii) by all directors and officers as a group. As of July 10, 1998, there were 4,667,677 outstanding shares of Common Stock, which is the Company's only class of voting shares.

Directors and Executive Officers  Number of Shares
Percent of Class(2)

     Directors and                Number                Percent
     Executive Officers         of Shares(1)           of Class(2)
     John P. Snyder
     EPI Corporation
     9707 Shelbyville Rd.
     Louisville, KY  40223      1,404,437(3)              29.1%

     Richard W. Smith
     6040 Dutchmans Lane, Suite 400
     P. O. Box 37144
     Louisville, KY  40233        198,354(4)               4.2%

     James P. Buren
     1402 Northwind Road
     Louisville, KY  40207        132,202(5)               2.8%

     John A. Brenzel
     3501 Graham Rd.
     Louisville, KY  40207         78,939(6)               1.7%

     James A. Huguenard
     6040 Dutchmans Lane, Suite 400
     P. O. Box 37144
     Louisville, KY  40233         11,767(7)                  *

     Roland Esnis
     Twinsys Dataguard SA
     Tour Mirabeau
     39/43, Quai Andre Citroen
     75015 PARIS                   15,000(8)                  *

     Paul E. Phillips, Jr.
     6040 Dutchmans Lane, Suite 400
     P.O. Box 37144
     Louisville, KY 40233             -0-(9)                  *

     All current directors
     and officers as a
     group (7 persons)          1,840,699(10)             36.7%


     5% Beneficial Owners

     TSF Investment Group LLC
     9707 Shelbyville Road
     Louisville, KY  40223        279,780(11)              5.9%

     EPI Corporation
     9707 Shelbyville Rd.
     Louisville, KY  40223      1,364,903(12)             28.3%


     EPI Corporation,
     John P. Snyder,
     Max G. Baumgardner,
     James E. Buchart,
     J. Ben Cress,
     Robert H. Loeffler,
     Henry A. Schumpf,
     Grace W. Wilkins
     9707 Shelbyville Rd.
     Louisville, KY  40223       1,589,645(13)            32.8%

* Indicates less than 1%.



(1) Based on information furnished to the Corporation by the named person, and information contained in filings with the Securities and Exchange Commission (the "Commission"). Under the rules of the Commission, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days. Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned.

(2) Shares of Common Stock subject to options or warrants that are or will become exercisable within 60 days have been deemed outstanding for computing the percentage of class of the listed person or the group, but are not deemed outstanding for computing the percentage of class for any other person.

(3) Includes 1,364,903 shares of Common Stock beneficially owned by EPI Corporation. (See footnote 12.) Mr. Snyder is President, a director, and largest single shareholder of EPI Corporation. Mr. Snyder shares voting and investment power with respect to, and disclaims beneficial ownership of, the shares owned by EPI Corporation, which are included once in the shares beneficially owned by all directors and officers as a group. Mr. Snyder's total also includes 4,500 shares subject to currently exercisable stock options, and 7,885 shares issuable upon the exercise of warrants.

(4) Includes 101,666 shares subject to currently exercisable stock options, 3,710 shares issuable upon the conversion of warrants, and 500 shares owned individually by Mr. Smith's wife.

(5) Includes 35,693 shares subject to currently exercisable stock options, and 3,710 shares issuable upon the exercise of warrants.

(6) Includes 4,500 shares subject to currently exercisable stock options, and 1,855 shares issuable upon the exercise of warrants.

(7)     Includes 11,667 shares subject to currently exercisable stock options.

(8)     Includes 15,000 shares subject to currently exercisable stock options.

(9) Does not include 15,000 shares subject to stock options not currently exercisable.

(10) Includes 173,026 shares subject to currently exercisable stock options and 170,430 shares issuable upon the exercise of warrants.

(11)    Includes 45,403 shares issuable upon exercise of warrants.

(12)    Includes 153,271 shares issuable upon the exercise of warrants.

(13) Includes 1,364,903 shares of Common Stock beneficially owned by EPI Corporation, for which the named individuals, as directors of EPI Corporation, share voting and investment power. The individual members of this group together own the majority of shares of EPI Corporation. Also includes 20,294 shares issuable upon the exercise of warrants, and 4,500 shares issuable upon the exercise of options, respectively, held by group members other than EPI Corporation. Also includes 7,500 shares held by members of the immediate family of two of the group members for which beneficial ownership is disclaimed.

          ELECTION OF DIRECTORS

     The Corporation's Board of Directors consists of four members, all of whose terms expire at the Annual
Meeting. The Corporation's four present directors, John A. Brenzel, James P. Buren, Richard W. Smith, and John P. Snyder, have been nominated for reelection as directors.

     Article 4 of the Corporation's Articles of
Incorporation provides that the Board of Directors may consist of four to nine directors, the exact number to be fixed by the Board of Directors or the shareholders.
The term of any director elected by the Board to vacant directorships, whether created by increasing the number of directors or otherwise, between meetings of the shareholders to elect directors will expire at the next shareholders meeting at which the directors are elected. The Board of Directors expects to increase the membership of the Board by adding one or more independent directors before the 1999 Annual Meeting.

     If any named nominee should refuse or be unable to serve, the Board of Directors believes the proxy holders will vote the shares represented by the enclosed proxy card for such substitute nominee, if any, as may be proposed by the Board of Directors. No circumstances are known, however, that would prevent any of the nominees from serving. The four candidates receiving the four highest vote totals under cumulative voting will be elected as directors at the Annual Meeting.
Abstentions and broker non-votes will not be counted as a vote for any candidate.

          MANAGEMENT

     The following information is furnished as of the Record Date, with respect to each person nominated for election as a director at the 1998 Annual Meeting and each of the Corporation's executive officers who are not directors. If elected, all directors will hold office until the Corporation's next annual meeting of shareholders to be held in 1999, and until their successors are elected and qualified.

Directors:             Age       Position with the Corporation

John A. Brenzel        58          Director

James P. Buren         59          Director

Richard W. Smith       44          President and Director
John P. Snyder         59          Secretary and Director

Executive Officers:

Roland Esnis           32          Vice President-European Operations
                                   Directeur Generale, Twinsys Dataguard SA and Strategia Europe SAS


James A. Huguenard     44          Vice President and General Counsel

Paul E. Phillips, Jr.  54          Vice President and Chief Financial Officer


John A. Brenzel, a director of the Corporation since
November 1984, is a business consultant.  From January
1991 until June 1994, Mr. Brenzel was President and
Chief Executive Officer of Commonwealth Bank & Trust
Company, Middletown, Kentucky. From 1984 to 1990, he was Chairman and Chief Executive Officer of Shelby
County Trust Bank, Shelbyville, Kentucky.

James P. Buren has been a director of the Corporation since its inception in September 1984. Mr. Buren, who served as Executive Vice President - Technology of the
Corporation for thirteen years prior to his retirement in October 1997, also provides consulting services to the Corporation. From 1980 to 1984, Mr. Buren was
President and sole shareholder of Buren & Company, Inc., a data processing consulting firm.

Richard W. Smith has been President and a director of the Corporation since its inception in September 1984. Mr.
Smith previously served as General Manager of PDW
Computer Systems, Inc., which markets computer systems.
John P. Snyder has been a director of the Corporation since November 1984 and Secretary since 1985. During the past five years, Mr. Snyder has served as President and Chairman of EPI Corporation, which currently operates a chain of nursing homes.

Roland Esnis has served as Vice President-European Operations since December 1997 and Directeur Generale of both Twinsys Dataguard SA ("Twinsys"), the Corporation's Paris,
France subsidiary since August 1995 and
Strategia Europe SAS (Strategia Europe)since it was formed in 1997. Mr. Esnis joined
Twinsys in a marketing position when it was established in February 1995. From July 1993 to February 1995 he held a similar position with Twinsys SA, an unrelated computer services firm whose operating assets were acquired by Twinsys. Prior to July, 1993, Mr. Esnis held marketing positions with Systar, a software company, and with the disaster recovery division of Telesystemes, a computer services affiliate of France Telecom.

James A. Huguenard has served as Vice President and
General Counsel of the Corporation since August 1997.
Prior to August 1997, Mr. Huguenard was a member of the law firm Brown, Todd & Heyburn PLLC, where he had practiced since 1983.

Paul E. Phillips, Jr. has served as Vice President and Chief Financial Officer since July 6, 1998. From February, 1996 to March, 1998 Mr. Phillips served as Vice President - Finance of Royal Ten Cate (USA), Inc., the U.S. holding company for Royal Ten Cate NV, a Dutch company with operations in textiles, plastics and rubber roller products, and its wholly owned subsidiary, Nicolon Corporation, a company that principally manufactures specialty textiles. From March, 1995 to December, 1995 Mr. Phillips served as President of National Fire Hose Corporation, a wholly owned subsidiary of Royal Ten Cate (USA), Inc., and a manufacturer of fire hoses for municipal and industrial fire suppression markets, and from September, 1993 to February 1995 as Vice President - Finance and Administration of National Fire Hose Corporation. Prior to September, 1993, Mr. Phillips held senior financial and accounting positions with other organizations.

          Meetings and Committees
The Corporation's Board of Directors has three standing committees, the Audit Committee, the Executive Compensation
Committee, and the Stock Option Committee. The members of each of these committees are John A. Brenzel and John P.
Snyder.  The Audit Committee had one meeting in 1997.
This committee reviews the audit plans and the results of audits performed by its independent certified public accountants. The Executive Compensation Committee, which determines the compensation of the Corporation's executive officers, met two times in 1997. The Stock Option Committee, which administers the 1988 Stock Option Plan and the 1990 Stock Grant Plan, did not meet in 1997.

The Corporation's Board of Directors had eight meetings during 1997. All directors attended at least 75% of the total number of meetings of the Board of Directors and the committee on which he served.

The Board of Directors considers the nomination of directors but does not have a standing committee. The following is the provision in the Corporation's Bylaws regarding the nomination of directors by shareholders:

2.4 Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder. Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than a candidate nominated by the Board of Directors) shall deliver or mail written notification of the nomination to the Secretary of the Corporation not less than three days after the giving of the notice of the meeting nor more than fifty days before any meeting of shareholders held for the election of directors. Any such notification shall contain the following information to the extent known to the notifying shareholder or shareholders:

(a)  the name and address of each proposed nominee;

(b)  the principal occupation of each proposed nominee;

(c) the total number of shares that to the knowledge of the notifying shareholder or shareholders will be voted for each proposed nominee;

(d) the name and residence address of each notifying shareholder; and

(e)   the number of shares owned by each notifying shareholder.

The chairman of any meeting of shareholders held for the election of directors may in his discretion disregard any votes cast for any nominee whose nomination was not made in accordance with these nomination provisions.

          EXECUTIVE COMPENSATION

The following table sets forth the cash compensation earned by the Corporation's executive officers for each of the last three fiscal years.

                            Annual Compensation         Long-Term
Name and                                 Other Annual  Compensation Awards
Principal Position    Year Salary   Bonus   Compensation  Stock Underlying
                                               ****       Options (#)
Richard W. Smith,     1997 $156,585 $ 33,182  $  6,000            -
  President (Chief    1996  117,000        -     6,000       75,664
  Executive Officer)  1995  103,500   28,437     6,000       25,000

James P. Buren,       1997 $ 97,254 $ 20,452    32,146            -
  Director and        1996  105,000        -     6,000       64,631
  Consultant,         1995   93,000   14,788     6,000       17,500
  Formerly, Executive
  Vice President - Technology*

Roland Esnis          1997 $ 64,844 $ 42,647  $      -            -
  Directeur Generale, 1996   68,716   40,647         -       15,000
  Twinsys Dataguard   1995   56,864   23,530         -            -
  SA and Strategia Europe SAS**

James A. Huguenard,   1997 $ 50,500 $      -  $      -       35,000
  Vice President and
  General Counsel***


*(Mr. Buren retired as Executive Vice President - Technology in October
1997. Other Annual Compensation for 1997 includes $27,300 paid under a consulting agreement.)
**(Mr. Esnis joined Twinsys on February 1, 1995.)
***(Mr. Huguenard joined Strategia Corporation in August 1997.)
****(Perquisites and other personal benefits paid to the named executive officers did not exceed 10% of the total salary and bonus.)


     The Corporation currently does not have a retirement plan for its officers and employees.

     The following table sets forth as of December 31, 1997 the value of unexercised options granted to the Corporation's executive officers named in the summary compensation table pursuant to the Corporation's 1988 Stock Option Plan (the "1988 Plan"). In 1997, no options were awarded to or exercised by the named executive officers under the 1988 Plan. The average of the closing bid and asked price of the Common Stock on December 31, 1997 was $7.625 per share.

                    Number of Shares Subject         Value of Unexercised
                    to Unexercised Options            In-the-Money Options
     Name           Exercisable    Unexercisable  Exercisable  Unexercisable
Richard W. Smith     101,667          8,333      $ 193,044     $  55,082
James P. Buren        19,536         70,464      $ 109,529     $  76,850
James A. Huguenard         0         35,000      $       -     $       -
Roland Esnis          15,000              0      $   9,375     $       -


Director Compensation

     The Strategia 1988 Stock Option Plan (as amended by stockholders in
1989 and 1997) provides automatic grants of stock options to the Company's directors who are not employees. Beginning in the second quarter of 1997, options to purchase 1,000 shares of common stock have been granted quarterly to each nonemployee director. In addition, each nonemployee director who was not a director on May 15, 1989 will automatically be granted an option for 2,500 shares of common stock on May 15 following his subsequent election. Options for nonemployee directors are granted at the fair market value of the common stock on the grant date and vest in one-third increments beginning on the first anniversary of the grant date.

    In 1997, Mr. Brenzel and Mr. Snyder each were granted options for 3,000 shares of Common Stock. The option exercise prices ranged from $8.50 to $12.88 per share. No options were exercised in 1997.

    In addition to the issuance of stock options, the Corporation paid its Directors $750.00 per meeting for attendance at each board meeting and committee meeting in 1997.


          CERTAIN TRANSACTIONS

In 1992, EPI Corporation loaned $300,000 to the Corporation to finance the Corporation's purchase of certain equipment to be installed in its computer center. On January 17, 1995, EPI extended an additional $500,000 in credit under the loan to assist in financing the organization of, and purchase of certain assets by its French subsidiary. The annual interest rate paid on the loan was 1.5% above the "prime rate" as published in The Wall Street Journal. Each term of the loan was for 90 days, and the loan was renewed for additional 90-day terms through April 5, 1997. The loan was secured by a second mortgage on the Corporation's real estate. The Corporation also issued 15,000 shares of Common Stock to EPI Corporation when the loan was originally made in 1992, and an additional 1,000 shares of common stock per $100,000 outstanding principal balance upon each renewal of the loan for an additional 90-day term. John P. Snyder, a director of the Corporation, is President, a director and the largest shareholder of EPI Corporation. In March 1997, the Company paid off this $800,000 note payable to EPI with proceeds from its Common Stock offering.

The Company called all of the outstanding shares of its Series AA Preferred Stock for redemption on June 30, 1997. Holders of all of the Series AA Preferred, which included directors of the Company, EPI Corporation and certain directors of EPI Corporation, elected to convert their shares of Common Stock, and a total of 258,184 shares of Common Stock were issued to them as of June 30, 1997.

In September and October 1996, the Corporation issued a total of 500,000 units comprised of one share of Common Stock and a warrant to purchase one share of Common Stock at a price of $3.75 per share (the "1996 Warrants") in a private placement. The offering price was $2.50 per unit, and placement proceeds totaled $1,250,000. Directors, five percent beneficial owners of Common Stock and their affiliates who purchased units in the placement included John P. Snyder (5,097 units), EPI Corporation (126,106 units), directors of EPI Corporation other than Mr. Snyder (12,409 units) and TSF Investment Group LLC (37,967 units).

Effective as of July 1996, Twinsys began offering disaster recovery and other services to users of Unix-based computer systems in France through Twin-X SA, a newly organized subsidiary. Twinsys holds a 59.9% interest in Twin-X, and Roland Esnis and Francois Domine, Directeur Generale and Sales Manager of Twinsys, respectively, each holds an approximate 20% interest in Twin-X. Twinsys and Messrs. Esnis and Domine made proportional cash contributions to Twin-X for their respective interests in Twin-X.

James P. Buren, a director of the Corporation, entered into a consulting and non-competition agreement with the Corporation upon his retirement as Executive Vice President-Technology on October 24, 1997. The agreement provides that Mr. Buren will provide consulting services to the Corporation, including technical product development, quality control and marketing, for a term through March 31, 2000. For his consulting services, Mr. Buren is paid a fixed daily rate based on services actually performed, subject to minimum weekly compensation based on his availability for service. The agreement provides that an option for 64,631 shares granted to Mr. Buren in 1996 will become exerciseable in eight equal installments from April 1998 to January 2000. Mr. Buren also agreed to certain restrictions on the timing of any sale by him of shares of Common Stock currently subject to options and warrants and is entitled to certain rights to have his shares registered in an underwritten offering of Common Stock by the Company. Mr. Buren has agreed to continue to serve as a director of the Corporation so long as he is nominated and elected each year and to resign as a director upon the request of the other members of the Board of Directors. The agreement also contains certain non-competition and confidentiality covenants.

It is the Corporation's policy that all material affiliated transactions and loans will be made or entered into on terms that are no less favorable to the Corporation than those that can be obtained from unaffiliated third parties. All future material affiliated transactions and loans must be approved by a majority of the independent directors who do not have an interest in the transactions.


INFORMATION CONCERNING INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP, Certified Public Accountants, served as independent auditors for the Corporation in 1997. Representatives of Ernst & Young LLP, will not be present at the 1998 Annual Meeting.

The Company filed a Form 8-K with the Securities and Exchange Commission on April 30, 1998, as follows:

"On April 23, 1998, Ernst & Young LLP ("EY") informed the Corporation of its resignation as the Corporation's auditor.

The reports of EY on the Corporation's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Corporation's financial statements for the years ended December 31, 1997 and 1996, and in the subsequent interim period, there were no disagreements with EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of EY would have caused EY to make references to the mattter in their report.

In connection with the audit of the Corporation's financial statements for the year ended December 31, 1997, EY informed the Corporation and its Audit Committee of a material weakness in its policies, systems, procedures and internal controls necessary to assure that revenues, costs and loss contracts are properly recognized in the consolidated financial statements under the percentage of completion method of accounting for Year 2000 compliance consulting and program renovation services contracts. Management of the Corporation agreed with EY's conclusion that there was a material weakness in such policies, systems, procedures and internal controls. To address the weakness identified by EY, management took measures to improve the Corporation's internal controls, including enhanced record keeping with respect to costs of completion of contract work and enhancements to the Corporation's cost estimation methodologies. Management designed these measures based in part on certain of the procedures performed at EY's request to provide information to EY in the course of its audit engagement on behalf of the Corporation. As a result of that audit engagement, EY issued an unqualified opinion on the Corporation's financial statements for the year ended December 31, 1997. EY advised us that, in completing its audit, it considered the aforementioned material weakness in determining the nature, timing and extent of procedures performed to enable it to issue the unqualified opinion.

By letter dated April 30, 1998, the Corporation authorized and requested EY to cooperate with, and provide full information to, the Corporation's successor auditors pertaining to the material weakness identified by EY. The
Corporation has not yet identified successor auditors. A copy of the April 30, 1998 letter to EY is filed as Exhibit 99 to this Form 8-K. The Corporation has requested EY to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated April 30, 1998, is filed as Exhibit 16 to this Form 8-K."


          GENERAL

     Proposals of Shareholders


     Shareholders proposals to be presented at the 1999 Annual Meeting must be received by the Secretary of the Corporation no later than April 16, 1999 to be included in the Proxy Statement for the 1999 Annual Meeting. Any such proposals and any nominations for candidates for election of directors must comply with the bylaws of the Company and the requirements of Regulation A under the Securities Exchange Act of 1934. The Company expects to exercise discretionary voting authority granted under any proxy form which is properly executed and returned to the Company on any matter that may properly come before the 1999 Annual Meeting unless written notice of the matter is delivered to the Company at its corporate offices, addressed to the Secretary of the Company, not later than June 30, 1999.

     Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Corporation's executive officers and directors and persons who beneficially own more than 10% of the Corporation's
Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Common
Stock with the Securities and Exchange Commission.
Reporting Persons are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received or written representations from certain
Reporting Persons that no Form 5s were required, the Corporation believes that during fiscal 1997, all the Reporting Persons complied with all applicable filing requirements, except as noted below. James A. Huguenard and Christopher
A. Sailor (former Vice President and Chief Financial Officer) filed a Form 3 report after the report was due.


     Other Matters

     All expenses of preparing, printing, mailing, and delivering the proxy card and all materials used in the solicitation of proxy cards will be borne by the Corporation. In addition to the use of the mail, proxy cards may be solicited by personal interview, telephone, and telegraph by directors, officers, and other employees of the Corporation, none of whom will receive additional compensation for such services. The Corporation will also request brokerage houses, custodians, and nominees to forward soliciting materials to the beneficial owners of the Corporation's Common Stock held of record by them and will pay reasonable expenses of these persons for forwarding the soliciting materials.

     The officers and directors of the Corporation do not know of any matters to be presented for shareholder approval at the meeting other than those described in this Proxy Statement. If any other matters should come before the meeting, the Board of Directors intends that the persons named in the enclosed proxy card, or their substitutes, will vote the shares represented by the proxy card in accordance with their best judgment on such matters.

                       By Order of the Board of Directors

                       John P. Snyder, Secretary


Louisville, Kentucky
August 25, 1998



STRATEGIA CORPORATION

Proxy Card for 1998 Annual Meeting of Shareholders

THIS PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Holly Kratzenberg and Leigh Ann Dauphinais or either of them (with full power to act alone), as proxy, with the President of Strategia
Corporation (the "Corporation"), having the power to appoint a proxy's substitute, to represent me and to vote all of the shares of the Corporation held of record or which I am otherwise entitled to vote, at the close of business on July 10, 1998, at the 1998 Annual
Meeting of Shareholders to be held at the Corporation's main offices at 10301 Linn Station Road, Louisville,
Kentucky, on Wednesday, September 16, 1998, at 10:00 a.m., local time, and at any adjournments thereof, with all the powers the undersigned would possess if personally present, as indicated herein.

     THIS PROXY CARD IS SOLICITED BY THE BOARD OF
DIRECTORS AND WILL BE VOTED AS SPECIFIED AND IN
ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT.  IF
NO INSTRUCTION IS INDICATED, THE SHARES REPRESENTED
BY THIS PROXY CARD WILL BE VOTED "FOR" THE NOMINEES
LISTED IN ITEM 1 OR CUMULATIVELY, IN THE BOARD OF
DIRECTORS' DISCRETION, AND "FOR" ITEM 2.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
ALL OF THE NOMINEES LISTED IN ITEM 1, AND   Please mark _______
"FOR" ITEM 2.                               your votes as
                                            indicated in    X
                                            this example. _____

1.  ELECTION OF DIRECTORS    John A. Brenzel, James P. Buren,
                             Richard W. Smith, and John P.
                             Snyder
FOR all nominees      WITHHOLD
 (except otherwise    AUTHORITY
 indicated on the     to vote for all nominees.
 line at right).      (INSTRUCTION:  To withhold authority
   _________          to vote for any individual nominee,
                      write the nominee's name on the line
                      below.)
                      ______________

                      ____________________________________


2. OTHER BUSINESS. In their discretion, the proxies are authorized to act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

   FOR           AGAINST         ABSTAIN

  ______        ________         _________


Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:  __________________________, 1998

_______________________________________
Signature

_______________________________________
Additional signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.